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Exhibit 1.3

DIAGEO PLC AND DIAGEO CAPITAL PLC

OFFICER'S CERTIFICATE

        In connection with the issuance of the 5.75% Notes due 2017 (the "2017 Notes") and the 5.20% Notes due 2013 (the "2013 Notes" and, together with the 2017 Notes, the "Securities") by Diageo Capital plc (the "Issuer") pursuant to the Indenture dated as of August 3, 1998 (the "Indenture") among the Issuer, Diageo plc (the "Guarantor") and The Bank of New York, as Trustee (section references herein being to the Indenture), and pursuant to the authorizations of the Board of Directors of the Guarantor and an authorized committee of the Board of Directors of the Guarantor by Resolutions adopted on August 29, 2007 and October 16, 2007 and of the Board of Directors of the Issuer by Resolutions adopted on October 17, 2007, each of the undersigned hereby confirms that the following terms and conditions of the Securities were established in accordance with Section 301 of the Indenture:

Title of Securities:	5.75% Notes due 2017 5.20% Notes due 2013
Issue Price:	99.888% for the 2017 Notes 99.906% for the 2013 Notes
Issue Date:	October 26, 2007 for the Securities
Principal Amount of Guaranteed Notes:	$1,000,000,000 for the 2017 Notes $500,000,000 for the 2013 Notes
Form of Securities:
The Securities will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, New York, New York ("DTC") on the closing date. The global notes will be issued to Cede & Co. as nominee for DTC, and will be executed, authenticated and delivered in substantially the form attached hereto as Exhibit A. In certain circumstances described in the Indenture, Securities may be issued in definitive form.
Maturity:	October 23, 2017 for the 2017 Notes
January 30, 2013 for the 2013 Notes
Interest Rate:	5.75% per annum for the 2017 Notes accruing from October 26, 2007
5.20% per annum for the 2013 Notes accruing from October 26, 2007
Interest Payment Dates:	For the 2017 Notes on April 23 and October 23 of each year, commencing on April 23, 2008,
For the 2013 Notes on July 30 and January 30 of each year, commencing on July 30, 2008,

provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day. "Business Day" shall have the meaning assigned to it in the Prospectus.
Regular Record Dates:	April 15 and October 15 of each year for the 2017 Notes.
July 15 and January 15 of each year for the 2013 Notes.

Place of Payment, Paying Agent, Registration of Transfer and Exchange:	The Bank of New York 101 Barclay Street New York, NY 10286 United States Attn: Corporate Trust Administration
Notices and Demands to Issuer:	Diageo Capital plc 8 Henrietta Place London W1G 0NB England Attn: Secretary
or
Diageo North America, Inc. 801 Main Street Norwalk, CT 06851 United States
Notices and Demands to Guarantor:	Diageo plc 8 Henrietta Place London W1G 0NB England Attn: Secretary
or
Diageo North America, Inc. 801 Main Street Norwalk, CT 06851 United States
Tax Redemption Provisions:	Optional, in whole but not in part, at the option of the Issuer or the Guarantor, at any time in accordance with Section 1108 of the Indenture
Optional Make-Whole Redemption Provisions:
Optional, in whole or in part, at the option of the Issuer, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points in the case of the 2017 Notes and 15 basis points in the case of the 2013 Notes, plus, in each case, accrued interest to the date of redemption.
Defeasance and Discharge of Securities (Section 403):	Applicable
Additional Amounts:
Pursuant to Section 1004 of the Indenture, the obligations of the Issuer and the Guarantor to pay additional amounts thereunder shall be subject to the additional exceptions specified in the form of Notes set forth in Exhibit A hereto.

Other Term of the Securities:
The other terms of the Securities shall be substantially as set forth in the Indenture, the form of Notes attached hereto as Exhibit A, the Prospectus dated March 27, 2006 (the "Prospectus") relating to the Securities and the Prospectus Supplement dated October 23, 2007 to the Prospectus.

        In connection with the aforementioned issuance, each of the undersigned hereby certifies to the best of his or her knowledge that:

        1.     He or she has read the provisions of the Indenture setting forth covenants and conditions to the Trustee's authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

        2.     He or she has examined the resolutions of the Board of Directors of the Issuer or the Guarantor, as applicable, adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Issuer and the Guarantor, as applicable, and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

        3.     In his or her opinion, such examination is sufficient to enable him or her to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

        4.     He or she is of the opinion that the covenants and conditions referred to above have been complied with.

        IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

        Dated: October 26, 2007

DIAGEO CAPITAL PLC
By:	/s/ DEIRDRE MAHLAN
Name:	Deirdre Mahlan
Title:	Authorised Signatory

DIAGEO PLC
By:	/s/ NICK ROSE
Name:	Nick Rose
Title:	CFO

SIGNATURE PAGE TO OFFICER'S CERTIFICATE PURSUANT TO INDENTURE

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  Exhibit 1.3
DIAGEO PLC AND DIAGEO CAPITAL PLC OFFICER'S CERTIFICATE